Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.3 to Registration Statement on Form F-4 of our report dated June 24, 2015 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Toyota Motor Corporation’s Annual Report on Form 20-F for the year ended March 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Aarata

Nagoya, Japan

April 28, 2016